UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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ARI NETWORK SERVICES, INC.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 5, 2016

To the Shareholders of ARI Network Services, Inc.:

The 2016 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) will be held at the Company’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Tuesday, January 5, 2016, at 9:00 a.m., local time, for the following purposes:

1.To elect two directors nominated by the Company’s Board of Directors to serve until the Company’s fiscal 2019 annual meeting of shareholders and until their successors are elected and qualified;

2.To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2016; and

3.To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on October 27, 2015 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. We have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. Regardless of whether you expect to attend the annual meeting in person, you are urged to vote by telephone, via the Internet or, as applicable, by completing and mailing the proxy card.  Instructions for telephonic voting and electronic voting via the Internet are contained in the Notice or, as applicable, on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time before it is voted. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this proxy statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote telephonically, electronically using the Internet, or what is required to vote your shares in person at the annual meeting.

By order of the Board of Directors,

William A. Nurthen, Secretary

November 25, 2015

ARI NETWORK SERVICES, INC.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

(414) 973-4300

PROXY STATEMENT

The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the accompanying proxy for the annual meeting to be held on the date, at the time and place and for the purposes described in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on October 27, 2015 will be entitled to one vote for each share of the Company’s common stock, par value $0.001 (the “common stock”), registered in such shareholder’s name. As of October 27, 2015, the Company had outstanding 17,160,523 shares of common stock.

The presence, in person or by proxy, of a majority of the shares of common stock outstanding on the record date is required for a quorum at the meeting. The Company is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or via the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The Notice is being mailed to shareholders commencing on or about November 25, 2015.

Any shareholder may revoke a previously granted proxy at any time before it is voted by advising the Secretary of the Company in writing of such revocation (including executing a later-dated proxy) or by voting via the Internet or by telephone.

Unless otherwise directed, all proxies will be voted as follows:

1.	FOR the election of two individuals nominated by the Company’s Board of Directors to serve as directors; and
2.	FOR the ratification of the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2016.

Under the Company’s Amended and Restated By-Laws, directors are elected by a plurality of votes cast at the meeting (assuming a quorum is present). In other words, the nominees receiving the largest number of votes will be elected. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. The proposal to ratify the appointment of the Company’s independent auditors will be approved if the affirmative votes exceed the votes cast against. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON JANUARY 5, 2016

The Company’s Annual Report to Shareholders, including this proxy statement, is available at www.proxyvote.com.  Instructions on how to access and review the materials on the Internet can be found on the Notice and the accompanying proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by each person known by the Company to beneficially own 5% or more of the common stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 27, 2015 (unless otherwise indicated). The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owners	Ownership (1)	Percent of Class
Wellington Trust Company, NA (2)
Wellington Management Company, LLP
Wellington Trust Company, National Association Multiple Common
Funds Trust, Micro Cap Portfolio
280 Congress Street
Boston MA 02210	1,725,300	9.65%

Michael D. Sifen, Inc. (3)
500 Central Drive, Suite 106
Virginia Beach, VA 23454	1,205,128	6.74%

Park City Capital, LLC (4)
Park City Capital Offshore Master, Ltd.
200 Crescent Court, Suite 1575
Dallas, TX 75201	1,000,000	5.59%

Grand Slam Asset Management, LLC (5)
Mitchelle Sacks
2160 North Central Road, Suite 306
Fort Lee, NJ 07024	945,861	5.29%

Roy W. Olivier (6)	856,645	4.79%

William A. Nurthen	151,215	*

Chad J. Cooper	138,040	*

William C. Mortimore	107,726	*

William H. Luden, III	95,315	*

Robert Y. Newell, IV	80,826	*

P. Lee Poseidon	60,064	*

Marvin A. Berg (7)	55,636	*

All current executive officers and directors as a group (8 persons)	1,545,467	8.65%

* denotes less than 1%

_______________________________

(1)

Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes options exercisable within 60 days of October 27, 2015 as follows:  Mr. Olivier (400,000 shares), Mr. Mortimore (65,000 shares), Mr. Luden (10,000 shares), Mr. Newell (10,000 shares), Mr. Nurthen (37,500 shares), and all executive officers and directors as a group (527,500 shares). Mr. Cooper’s total includes 75,000 shares owned by a family trust of which Mr. Cooper is co-trustee.

(2)

Ownership information is provided as of December 31, 2014 based in part upon Schedules 13G filed on February 12, 2015 by each of Wellington Trust Company, NA (“Wellington Trust”), Wellington Management Group, LLP (“Wellington Management”) and Wellington

Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (“Wellington Micro Cap”). According to the Schedules 13G, each of Wellington Trust and Wellington Management, in its respective capacity as investment adviser, may be deemed to beneficially own 1,475,300 shares of the Company that are held of records by their respective clients, and each reports shared voting and dispositive power with respect to such shares; and Wellington Micro Cap is the beneficial owner of 1,312,973 of such shares. According to the Schedules 13G, the shares are owned of record by clients of Wellington Trust and Wellington Management, and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares; and no such client is known to have the right or power with respect to more than five percent of the Company’s common stock except for Wellington Trust and Wellington Micro Cap, each of which is a client of Wellington Management. On May 12, 2015, the shareholder purchased an additional 250,000 shares of common stock pursuant to an underwritten public offering by the Company.

(3)

Ownership information is provided as of March 15, 2013 based upon Schedule 13G filed on May 22, 2013 by Michael D. Sifen, Inc. Total includes 498,461 shares of common stock held by Michael D. Sifen and 706,667 shares of common stock held by Michael D. Sifen, Inc., an entity controlled by Mr. Sifen. Ownership information is based on the Company’s information with respect to (i) share certificates transferred to Mr. Sifen by the Company’s transfer agent on October 17, 2011 related to shares of common stock acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 29, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade; (ii) shares of common stock issued by the Company to Michael D. Sifen, Inc., an entity controlled by Mr. Sifen, as of December 4, 2012; and (iii) shares of common stock issued to Michael D. Sifen, Inc. as a result of the exercise of the Warrant issued in connection with the Company’s private placement.

(4)

Ownership information is provided as of September 14, 2015 based upon a Schedule 13D/A filed on September 15, 2015 on behalf of Park City Capital, LLC (“Park City Capital”), Park City Capital Offshore Master, Ltd. (“Park City Master”) and Michael J. Fox. According to the Schedule 13D/A, each of the parties beneficially own in the aggregate 1,000,000 shares of common stock, and Park City Master holds, and has the shared power to direct the voting and disposition of such shares. Neither Park City Capital nor Mr. Fox directly holds any of such shares.

(5)

Ownership information is provided as of December 31, 2014 based in part on a Schedule 13G/A filed on February 11, 2015 on behalf of Grand Slam Asset Management, LLC (“Grand Slam”) and Mitchell Sacks. Grand Slam beneficially owned 795,861 shares of common stock held by a private investment fund to which Grand Slam serves as the investment manager. Mitchell Sacks is the managing member of Grand Slam. On May 12, 2015, the shareholder purchased an additional 150,000 shares of common stock pursuant to an underwritten public offering by the Company.

(6)

Mr. Olivier’s total includes 159,709 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power. Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest 13,246 shares.

(7)	Mr. Berg resigned from his employment with the Company as of July 31, 2015.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Company’s directors are divided into three classes, with staggered terms of three years each. At the annual meeting, shareholders will vote on the election of two directors nominated by the Company’s Board of Directors to serve until the Company’s fiscal 2019 annual meeting of shareholders and until their successors are elected and qualified. The following list identifies all directors of the Company:

Name	Age	Capacity Served
William H. Luden, III	73	Chairman of the Board, Director
Roy W. Olivier	56	President, Chief Executive Officer and Director
Chad J. Cooper	45	Director
P. Lee Poseidon	60	Director
William C. Mortimore	70	Director
Robert Y, Newell, IV	67	Director

Nominees for Election to Serve Until
the Fiscal 2019 Annual Meeting

Chad J. Cooper

Mr. Cooper, a director since October 2014, is the Chief Executive Officer of Digital Offering LLC, a technology-driven merchant bank. He has more than 15 years’ experience in the investment banking and capital markets industry. Prior to joining Digital Offering, Mr. Cooper was a Managing Director at Ascendiant Capital Markets from 2013 to 2014. Prior to Ascendiant, Mr. Cooper was a Managing Director at Global Hunter Securities, an investment bank, from 2012 to 2013. Mr. Cooper also served as Director of Institutional Sales and in other various capacities at Roth Capital Partners, an investment bank, from 2002 to 2011. Mr. Cooper holds a B.A. in International Relations from the University of Southern California, and an M.B.A. from Georgetown University.

The Nominating Committee believes that Mr. Cooper’s background and experience in investment banking and capital markets provide significant benefits to the Board as the Company continues to execute its growth strategy.

William H. Luden, III

Mr. Luden, a director since March 2012,  served as Chief Executive Officer of InfoPartners, Inc., which provides information systems management and consulting services to hospitals, from 2002 until 2010. Prior to InfoPartners, Mr. Luden held CEO positions with several technology companies, including ShowMeTV, Purdy Electronics and Corporate Finance Associates. Earlier in his career, he served as CEO of the InfoSystems and Cellular One divisions of Pacific Telesis, and owned Crisman AudioVision, a chain of high-end stereo retail stores in the Rocky Mountain area. Mr. Luden holds a Bachelor of Arts degree in Philosophy from the University of Colorado-Boulder and a Master of Business Administration from the Harvard Business School.

The Nominating Committee believes that the Board benefits from Mr. Luden’s extensive experience and proven track record of growing businesses and his strong connections in the technology industry, which the Board believes will be a valuable asset to the Board of Directors as the Company continues its strategic and tactical development.

Directors Whose Terms Expire at the
Fiscal 2017 Annual Meeting

William C. Mortimore

Mr. Mortimore, a director since 2004, has been on the Audit Committee since 2004 and has been the Audit Committee Chair since 2007. Mr. Mortimore has been the Managing Director of Keystone Insights, LLC, a provider of high technology solutions, since 2009. Mr. Mortimore was the founder of Merge Technologies Incorporated (“MTI”) and was its Chief Strategist from September 2000 until July 2006, Interim Chief Executive Officer from May 2006 until July 2006, Chairman of the Board from September 2000 until May 2006, President and Chief Executive Officer from November 1987 through August 2000 and a member of the Board of Directors since its inception in November 1987 until July 2006. MTI is a global healthcare software and services company that trades on the NASDAQ Stock Market under the symbol MRGE. Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology/National Association of Electrical Manufacturers committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid-2004. Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

The Nominating Committee believes that the Board benefits from Mr. Mortimore’s substantial technical and management experience, which he has obtained through his positions with various healthcare and information technology companies, as well as public company leadership and shareholder value growth experience. In addition, Mr. Mortimore’s experience as a director of the Company, Chairman of the Audit Committee and the “audit committee financial expert,” has provided him with an in-depth understanding of the business of the Company and the markets in which it competes.

Robert Y. Newell, IV

Mr. Newell was appointed to the Board of Directors in November of 2012. Since 2003, Mr. Newell has been the Chief Financial Officer of Cardica, Inc., (NASDAQ: CRDC), a publicly traded designer and manufacturer of surgical devices. Prior to this, he was the Chief Financial Officer of Omnicell, a hospital supply and medication management company. He was a partner in the Beta Group, a business development firm from 1998 to 1999. From 1992 to 1997, he was Chief Financial Officer of Cardiometrics. He has held financial management positions with medical and technology companies in the Silicon Valley for over 25 years and has completed four initial public offerings. Prior to his business career, he was a pilot in the United States Air Force. He received a BA in mathematics from the College of William & Mary and an MBA from the Harvard Business School.

The Nominating Committee believes that the Board benefits from Mr. Newell’s substantial financial and public company experience, which he has obtained through his financial management positions with various medical and technology companies.

Directors Whose Terms Expire at the
Fiscal 2018 Annual Meeting

Roy W. Olivier

Mr. Olivier joined the Company in September 2006 as Vice President of Global Sales and Marketing, and was appointed as President and CEO in May 2008. Before joining ARI, Mr. Olivier was a consultant to start-up, small and medium-sized businesses. Prior to that, he was Vice President of Sales and Marketing for ProQuest Media Solutions, a business he founded in 1993 and sold to ProQuest in 2000. Before that, Mr. Olivier held various sales and marketing executive and managerial positions with several other companies in the telecommunications and computer industries, including Multicom Publishing Inc., Tandy Corporation, BusinessLand and PacTel.

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) believes that Mr. Olivier’s experience with the Company as its President, Chief Executive Officer, and director, as well as his prior experience as the Company’s Vice President of Global Sales and Marketing, as well as his other business and industry background, has given him substantial and valuable knowledge of all aspects of the Company’s business.

P. Lee Poseidon

Mr. Poseidon was appointed to the Board of Directors in June of 2008. Mr. Poseidon’s business experience includes his services as Venture Partner at Jumpstart, Inc., and Chief Operating Officer at Quorum Information Technologies and at the National Automobile Dealers Association. From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s Global Automotive business unit. Prior to joining ProQuest, Mr. Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company. His early career included financial analysis and management positions at NCR Corporation. Mr. Poseidon earned his MBA from Xavier University and his B.A. from Ohio Wesleyan University.

The Nominating Committee believes that the Board benefits from the extensive management, business and industry experience Mr. Poseidon has obtained through his positions with a number of technology, publishing, manufacturing, distribution, and professional services businesses. In addition, Mr. Poseidon’s experience as a director of the Company and his membership on various committees has provided him with a deep understanding of the business of the Company and makes him a valuable member of the Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors held eight meetings in fiscal 2015. Each director attended 75 percent or more of the combined number of meetings of the Board and of the committees on which such director served. While the Company has not adopted a formal policy requiring Board members to attend the annual meeting, all directors are encouraged to attend. All of the Company’s directors who were members of the Board of Directors on the date of the annual meeting of shareholders held January 6, 2015 attended the meeting.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Luden serving as Chairman of the Board and Mr. Olivier serving as President and Chief Executive Officer. The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possesses.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis. The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention:  Chairman, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224. The Chairman will review such communications and, if appropriate, forward such communications to other Board members.

The Company’s Board of Directors has established an Audit Committee that currently is composed of Mr. Mortimore (chairman), Mr. Luden and Mr. Newell. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be accessed online at www.investor.arinet.com/governance. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2015 is provided in the “Report of the Audit Committee” included in this proxy statement. The members of the Audit Committee are independent under the listing standards of the NASDAQ Stock Market regarding the independence of directors, including audit committee members. The Board of Directors has determined that Mr. Mortimore is an “audit committee financial expert” and is “independent” as those terms are defined under the Securities and Exchange Commission (“SEC”) regulations and the listing standards of the NASDAQ Stock Market.

The Company’s Board of Directors has established a Compensation Committee that currently is composed of Mr. Newell (Chairman), Mr. Luden and Mr. Poseidon, each of whom is “independent” as such term is defined under the listing standards of the NASDAQ Stock Market. The Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which can be accessed online at www.investor.arinet.com/governance. Under the charter, the authority and responsibilities of the Compensation Committee include, among other things:  reviewing and approving corporate goals and objectives related to chief executive officer compensation and making recommendations to the Board regarding the chief executive officer’s compensation levels; reviewing and approving the compensation packages of the senior executives of the Company; reviewing and making recommendations to the Board with respect to the compensation of the Company’s directors; and exercising all rights, authority and functions of the Board of Directors under all of the Company’s equity compensation plans. Although it is authorized to do so, the Compensation Committee does not currently engage the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation. However, the Compensation Committee does review information compiled by several third-party services with respect to executive compensation.

The Company’s chief executive officer makes recommendations to the Compensation Committee regarding the numbers of options to be granted to the Company’s executive officers based in part on input he receives from the Company’s human resources personnel. The chief executive officer also makes recommendations to the Compensation Committee with respect to other executive compensation, though he recuses himself from portions of Compensation Committee meetings during which his own compensation is discussed. The Compensation Committee met four times during fiscal 2015.

The Company’s Board of Directors has also established a Nominating Committee that is currently composed of Mr. Luden (Chairman), Mr. Mortimore, Mr. Newell and Mr. Cooper, each of whom is “independent” as such term is defined under the requirements of the listing standards of the NASDAQ Stock Market. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which can be accessed online at www.investor.arinet.com/governance. The duties of the Nominating Committee include, among others:  developing guidelines for selecting candidates for election to the Board of Directors, and periodically reviewing such guidelines; recommending to the Board of Directors the nominees to stand for election to or to fill vacancies on the Board of Directors; identifying new candidates for Board membership; coordinating self-evaluations of the Board of Directors and its committees; developing corporate governance guidelines; and developing director and officer succession plans. The Nominating Committee met four times during fiscal 2015.

The Nominating Committee and the Board of Directors will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws. Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company. To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than

150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The Nominating Committee and the Board of Directors will also consider proposed nominees whose names are submitted to it by shareholders. However, it does not have a formal policy with regard to that consideration because it believes that the informal consideration process has been adequate given the historical lack of shareholder director recommendations. The Nominating Committee and the Board of Directors intend to review periodically whether a formal policy should be adopted.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders. Under the guidelines set forth in its charter, the Nominating Committee and other directors recognize that the contribution of the Board of Directors depends not only on the character and capacities of the directors taken individually but also on their collective strengths. It is the Nominating Committee’s policy that the Board should be composed of directors who bring a variety of experience and backgrounds; who will form a central core of business executives with substantial senior management experience and financial expertise; who represent the balanced interests of the shareholders as a whole and the interests of the Company’s stakeholders; a majority of whom are independent under the requirements of the listing standards of the NASDAQ Stock Market; and whose experience and backgrounds are relevant to the Company’s business operations and strategy. The Board of Directors does not evaluate proposed nominees differently based on who made the proposal.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC. Violations of the code of ethics are to be reported to the Audit Committee. A copy of the code of ethics is available online at www.investor.arinet.com or may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention:  Chief Financial Officer, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

Board Oversight of Risk

The Audit Committee is responsible for assisting the Board of Directors with its oversight of the performance of the Company’s risk management functions including periodically reviewing and discussing with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures and periodically reporting to the Board of Directors on its activities in this oversight role.

EXECUTIVE COMPENSATION

Overview

We believe that a skilled, experienced and dedicated executive team is essential to the future performance of our Company and to building shareholder value. The Company, through the efforts of the Compensation Committee, has sought to establish a competitive executive compensation program that enables us to attract and retain executive officers with these qualities, and to motivate our executive officers to achieve strong financial performance, particularly revenue growth and stock price appreciation, and to achieve our corporate strategic objectives. We offer our executive officers salary, an annual management incentive bonus plan, and a Long Term Executive Bonus Plan focused on equity-based compensation, each of which is described in additional detail below. We believe these elements, taken together, serve the goals of the executive compensation program and provide for the best interests of our shareholders.

Summary Compensation Table

The following table sets forth compensation for the Company’s fiscal year ended July 31, 2015 for Mr. Olivier, the Company’s chief executive officer, and William A. Nurthen and Marvin A. Berg, who were the Company’s next two most highly compensated executive officers in fiscal 2015. We refer to these individuals collectively as the Company’s “named executive officers.”

						Non-Equity
						Incentive
						Plan	All Other
	Fiscal			Stock	Option	Compensa-	Compensa-
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	tion (4)	tion (5)	Total
Roy W. Olivier,	2015	$310,000	$—	$120,828	$—	$131,250	$6,725	$568,803
President and Chief Executive Officer	2014	310,000	$—	$57,889	$194,771	162,138	6,076	730,873

William A. Nurthen (6),	2015	$225,000	$25,000	$81,640	$—	$70,313	$4,500	$406,453
Chief Financial Officer, Treasurer	2014	151,442	$10,000	$—	$147,644	52,227	2,423	363,737
and Secretary

Marvin A. Berg III (7),	2015	$190,000	$—	$12,282	$—	$45,000	$4,644	$251,925
Vice President of Operations	2014	190,000	$—	$14,336	$—	54,481	4,362	263,180

____________________

(1)

(1) Fiscal 2015 amount represents a cash bonus paid to Mr. Nurthen in recognition of his contribution to the Company’s performance. Fiscal 2014 amount represents a sign on bonus paid to Mr. Nurthen in November 2013.

(2)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.   Amounts shown for fiscal 2015 represent the value of restricted stock awards earned under the 2014 Long-Term Executive Bonus Plan (“LTEB”), but granted in fiscal 2015 and restricted stock awards granted in fiscal 2015 under the 2015 LTEB, respectively as follows:  Mr. Olivier—$50,816 and $70,012; Mr. Nurthen—$11,628 and $70,012; and Mr. Berg —$12,282 and $0. The assumptions used to determine these values are described in “Stock-Based Compensation,” Note 10 to the Consolidated Statements.  Amounts shown for fiscal 2014 represent restricted stock awards earned under the 2013 LTEB plan, but granted in fiscal 2014.

(3)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions. The assumptions used to determine these values are described in “Stock-Based Compensation,” Note 10 to the Consolidated Statements.

(4)

Amounts shown for fiscal 2015 represent annual incentive payments earned during fiscal 2015. Amounts shown for fiscal 2014 represent annual incentive payments earned during fiscal 2014 and payments made under the 2013 and 2014 LTEBs in cash to cover taxes on stock awards earned under the 2013 and 2014 LTEBs, respectively as follows:  Mr. Olivier—$103,600, $31,175 and $27,363; Mr. Nurthen—$46,333, $0 and $5,894; and Mr. Berg—$41,175, $7,262 and $6,044. Amounts for fiscal 2014 have been adjusted to include cash payments to cover taxes on stock awards earned under the 2014 LTEB, and for Mr. Olivier’s fiscal 2014 amount, to include a $35,000 incentive payment omitted from previous disclosure.

(5)	Amounts represent a Company match under the Company’s 401(k) plan.
(6)	William A. Nurthen commenced employment with the Company effective November 29, 2013.
(7)	Mr. Berg resigned from his employment with the Company effective July 31, 2015.

Stock Option Grants

All of the Company’s employee stock option grants qualify as incentive stock options up to the $100,000 per year limitation and, with limited exceptions, vest 25% per year on July 31, provided the participant is an employee of the Company at such date. Options are exercisable up to ten years after the date of grant, one year from the date of a termination of employment upon death or disability of the participant, and 90 days from the date of termination for any reason other than “cause” or immediately upon termination for “cause.”

Annual Incentive Compensation

The annual component of the Company’s Management Incentive Bonus Plan (“MIBP”) provides for annual cash incentives for the participants, which included Mr. Olivier, Mr. Nurthen and Mr. Berg, among others. The amount of the annual incentive opportunity for fiscal 2015 was based on two management bonus objectives (“MBOs”) for each of the four fiscal quarters agreed upon by the executive officer and the chief executive officer (or Compensation Committee for the CEO) at the beginning of fiscal 2015. Each employee’s objectives are designed to align with the Company’s core strategies.

Under the MIBP for fiscal 2015, participants were eligible for a payout of up to 100% of the quarterly incentives based on achievement of performance toward each of the established objectives. At the end of the fiscal year, participants employed by the Company became eligible for an additional payment (subject to a maximum of 150%) based on the Company’s overall performance against its MBOs. The combined results for the fiscal year ended July 31, 2015 under the annual incentive arrangements described above resulted in payouts of 93.75% of the participants’ target incentive amounts for the fiscal year ended July 31, 2015.

2014 Long Term Executive Bonus Plan

Effective beginning in fiscal 2013, the Company established a Long Term Executive Bonus Plan (“LTEB”) for Executives of ARI.  The purpose of the LTEB for fiscal 2013 and 2014 was to advance the interests of ARI by providing a competitive level of incentive for eligible executives, which will encourage them to more closely identify with shareholder interests and to place additional emphasis on achieving the corporate strategic objectives. In addition, the LTEB was intended to attract and retain key executives by offering a competitive incentive program based on ownership in ARI.

The LTEB is administered by the Compensation Committee. All Awards require the approval of the ARI Board of Directors. The amount of the Award will be determined after the close of the fiscal year based on a percentage of base salary. Except as otherwise provided by the Committee, awards consist of (i) restricted stock as determined by the closing price of the shares at the time the Committee grants the award, and (ii) cash, to cover the minimum withholding taxes on the Award. The restricted stock is granted under the ARI 2010 Equity Incentive Plan and vests in four installments beginning on the date of grant and the next three anniversaries of the date of grant.

Performance criteria are approved by the Compensation Committee (after its evaluation of the recommendations of the CEO) as soon as possible after the beginning of each fiscal year and the actual Award is measured based upon the satisfaction of the performance criteria during the fiscal year. Adjustments may be made, at the sole discretion of the Committee, to the value of the Award where performance results for the fiscal year are below the criteria established for the maximum award.

Except as otherwise determined by the Committee, where the Award is earned by satisfaction of the performance criteria, the portion of the Award to be made in restricted stock will be equal to the dollar amount of (i) 15% of base salary for officers and 25% of base salary for the CEO, less (ii) the minimum amount of any withholding taxes due (as calculated with respect to both the taxes on the restricted stock and the cash portion of the award). The remaining portion of the award will be paid in cash and will be equal to the minimum amount of withholding taxes required to be withheld by ARI in connection with the full value of the Award (restricted stock and cash portions). In determining the minimum amount of withholding taxes required to be withheld by ARI, it will be assumed and is required that all recipients will make a Code Section 83(b) election at the time they receive the restricted stock portion of the Award. The cash portion of such Award will be paid (in the form of withholding taxes) on the same date as the grant date of the restricted stock or on the first payroll date immediately thereafter. Executives may not transfer vested shares of restricted stock for at least one year after the grant date. Executives may not sell more than 50% of their accumulated vested restricted shares until terminating employment. Upon termination of employment, any unvested restricted shares will be forfeited, except as otherwise provided in any Change in Control Agreement between the Executive and ARI.

Shares issued pursuant to the LTEB are expensed over the requisite service period plus the vesting period. The Company expensed $26,000 and $76,000 in fiscal 2015 and 2014, respectively, related to the fiscal 2014 LTEB, pursuant to which shares were issued in October 2014.

2015 Long Term Executive Bonus Program

In fiscal 2015, the Company adopted a new Long Term Executive Bonus Program (the “2015 LTEB”), which differed from the LTEBs it had approved for fiscal 2013 and fiscal 2014. The purpose of the fiscal 2015 LTEB is to align executive and key employee compensation with shareholder value. As with the LTEBs for prior fiscal years, the 2015 LTEB uses restricted stock grants under the 2010 Equity Incentive Plan. However, the restricted stock granted under the 2015 LTEB is subject to vesting based on stock price performance. Specifically, under the 2015 LTEB, on March 4, 2015, the Board, acting upon the recommendation of the Compensation Committee, approved grants of 110,000 shares of restricted stock to each of Mr. Olivier and Mr. Nurthen. The restricted stock grants will vest according to the following schedule:  30% of the total number of shares when the 30-day volume weighted average price per share (“VWAP”) of the Company’s common stock equals or exceeds $6.00; 20% of the total number of shares when the 30-day VWAP of the common stock equals or exceeds $7.00; 20% of the total number of shares when the 30-day VWAP of the common stock equals or exceeds $8.00; and 30% of the total number of shares when the 30-day VWAP of the common stock equals or exceeds $9.00. The target stock prices must be achieved within a period of four years from the date of grant in order for the shares to vest.  If a termination of employment occurs prior to the end of the four-year period, the participant would forfeit all unvested shares of restricted stock granted under the 2015 LTEB.

Upon a change of control, a portion of the shares of restricted stock will become automatically vested.  The portion of the award that will vest is the percentage of shares that would vest if the target stock price was achieved at the next highest level above the selling stock price of the Company’s common stock in a change of control.  For example, if the selling price of the Company’s common stock in a change of control equals $6.50, the percentage of shares that would vest at the next highest target stock price of $7.00 would be up to 50% (only 20% if the first 30% had already vested prior to the change of control as a result of an earlier achievement of the first $6.00 target stock price).   Any unvested shares of restricted stock granted under the 2015 LTEB that do not vest under this formula will be forfeited immediately after a change of control.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying				Number of		Market Value
	Unexercised Options				Shares or		of Shares or
			Option	Option	Units of		Units of
			Exercise	Expiration	Stock that have		Stock that have
Name	Exercisable	Unexercisable (1)	Price	Date	Not Vested		Not Vested (2)
Roy W. Olivier	50,000		$2.100	09/15/2016	4,500	(3)	$14,310
	300,000		1.530	05/01/2018	8,906	(4)	28,321
	50,000	50,000	3.300	03/04/2024	12,176	(5)	38,720
					110,000	(6)	349,800

William A. Nurthen	37,500	—	3.250	01/10/2024	2,786	(5)	8,859
					110,000	(6)	349,800

Marvin A. Berg III (7)	2,500		0.810	03/22/2020	—		—
	17,500		0.625	12/13/2020
	10,000		0.813	08/24/2021
	15,000		1.510	04/03/2022

____________________

(1)	50% of unexercisable options will vest on each of July 31, 2016 and 2017.
(2)	Based on a closing market price of the Company’s common stock on July 31, 2015 of $3.18 per share.
(3)

The Compensation Committee granted 18,000 shares of restricted stock in October 2012 under the 2010 Plan as a discretionary bonus to Mr. Olivier. The remaining unvested shares at fiscal year-end vested on October 25, 2015.

(4)	The Compensation Committee granted 17,812 shares of restricted stock in January 2014 under the 2013 LTEB to Mr. Olivier. The shares vest in four equal annual installments beginning January 10, 2014.
(5)

In October 2014, the Compensation Committee granted 16,235 and 3,715 shares of restricted stock under the 2014 LTEB to Mr. Olivier and Mr. Nurthen, respectively. The shares vest in four equal annual installments beginning October 24, 2014.

(6)

In March 2015, the Compensation Committee granted 110,000 shares of restricted stock under the 2015 LTEB to each of Mr. Olivier and Mr. Nurthen. The shares vest as follows: 30%, 20%, 20%, and 30% of the shares vest when the 30 day VWAP reaches $6.00, $7.00, $8.00, and $9.00, respectively. See “2015 Long Term Executive Bonus Program” above, for additional for additional information.

(7)	Mr. Berg resigned from his position effective July 31, 2015. As a result, all unvested shares of restricted stock awarded to him under the 2013 and 2014 LTEB plans were forfeited.

Agreements with Named Executive Officers

Mr. Olivier.  Effective October 31, 2011, the Company entered into an amended and restated employment agreement with Mr. Olivier, which was subsequently amended as of February 5, 2015 and October 9, 2015 (as so amended, referred to in this section as the “employment agreement”). The term of the employment agreement will continue until July 31, 2018, unless earlier terminated by either Mr. Olivier or the Company in accordance with the terms of the employment agreement, and will be automatically renewed for successive one-year terms after July 31, 2018 unless and until the parties enter into a new written employment agreement or, at least 30 days prior to the expiration of the term or the ten-current renewal term, either party notifies the other of the intention not to renew.

The employment agreement provides that, commencing August 1, 2015, Mr. Olivier will receive an annual base salary of $340,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board. During the term of the employment agreement, Mr. Olivier will continue to be eligible to participate in the MIBP and is eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company, and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria. The employment agreement further provides that the minimum annualized bonus amount that Mr. Olivier will be eligible to receive if his targets under the MIBP are achieved at the 100% level will be $190,000.

In the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as such terms are defined in the employment agreement), the employment agreement provides that Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination. In addition, in the event Mr. Olivier is terminated without “cause” and for “good reason,” or if the Company does not renew the employment agreement under such circumstances, he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for 24 months following the date of termination; (2) a bonus for the fiscal year in which the termination occurs, equal to the average of his annual bonus for the three fiscal years ending prior to the effective date of the termination; and (3) acceleration of all of his outstanding unvested options as of the date of the termination. If Mr. Olivier is terminated for “cause” or if he resigns from employment with the Company, or if the employment agreement is not renewed by Mr. Olivier, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination. If Mr. Olivier retires in accordance with any retirement plan or policy for senior executives adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

The employment agreement also provides that the Board will nominate Mr. Olivier to serve as a director of the Company during the term of the employment agreement, upon each expiration of Mr. Olivier’s term as a director, and will use its best efforts to encourage the shareholders to elect him as a director of the Company. The employment agreement contains customary confidentiality, non-competition and non-solicitation and other provisions.

Mr. Nurthen.  In connection with the commencement of his employment with the Company as its Chief Financial Officer, on November 29, 2013, the Company entered into an employment agreement with Mr. Nurthen. The term of Mr. Nurthen’s employment under the employment agreement is for an indefinite period and may be terminated by either party at any time and for any reason or for no reason upon written notice to the other party.

The employment agreement provides that Mr. Nurthen will receive an annual salary of $225,000, subject to annual review by the Company’s President and/or Chief Executive Officer. Mr. Nurthen is eligible to participate in the MIBP as determined from time to time by the Compensation Committee, and he is also entitled to participate in the LTEB, and to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.

In the event that Mr. Nurthen is terminated without “cause” (as defined in the employment agreement) or in connection with Mr. Nurthen’s death or disability, or if Mr. Nurthen resigns his employment with the Company for “good reason” (as defined in the employment agreement), Mr. Nurthen will have the right under the employment agreement to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination. In addition, in the event of a termination without cause or for good reason, Mr. Nurthen will be entitled (contingent upon his execution of a severance agreement) to receive his base salary as then in effect for nine months following the effective date of the termination and a prorated bonus payment. If Mr. Nurthen is terminated for “cause” or if he resigns his employment with the Company without good reason, he will have the right to receive any unpaid base salary with respect to the period prior to the date of termination and any earned but unpaid bonus due to him as of the effective date of termination. The Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and other provisions.

In connection with the commencement of his employment, Mr. Nurthen received a signing bonus of $10,000, subject to prorated reimbursement if Mr. Nurthen’s employment were to be terminated for any reason prior to his one-year anniversary.

Mr. Berg.  Mr. Berg resigned from his employment with the Company effective July 31, 2015. In connection with the separation, the Company entered into a separation agreement with Mr. Berg, dated as of July 31, 2015. Under the separation agreement, Mr. Berg agreed to customary undertakings relating to nondisparagement of the Company and confidentiality with respect to trade secrets and other confidential information, as well as two-year non-solicitation and non-compete provisions, a release of potential claims and other customary provisions. As consideration, the Company agreed to pay Mr. Berg the equivalent of five months of his regular base wage, as well as any earned bonus through July 31, 2015 and a portion of the premium costs for his health, dental and vision insurance during the five-month period following July 31, 2015.

Change of Control Agreements.  The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers. The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, to retain the services of these officers and to provide for continuity of management in the event of any “Change of Control,” as defined below. These Change of Control Agreements provide that each officer will receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause or by the executive for good reason.  For this purpose, “good reason” is defined to include:  (i) a material diminution of or interference with the officer’s duties and responsibilities; (ii) a change in the principal workplace of the officer to a location outside of a 50-mile radius from Milwaukee, Wisconsin; (iii) a reduction or adverse change in the salary, bonus, perquisites, benefits, contingent benefits or vacation time previously provided to the officer; or (iv) an unreasonable increase in the workload of the officer. In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years. If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events:  the acquisition (other than from the Company) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Director Compensation for Fiscal 2015

	Fees Earned
	or Paid in	Stock	Option Awards	All Other
Name	Cash	Awards (1)	(2) (3)	Compensation	Total
Chad J. Cooper	20,580	26,998	32,500	—	80,077
James R. Johnson (4)	23,333	—	—	—	23,333
William H. Luden, III	46,073	40,498	—	—	86,571
Dwight B. Mamanteo (5)	5,571	—	—	—	5,571
William C. Mortimore	35,164	26,998	—	—	62,162
Robtert Y, Newell, IV	37,912	26,998	—	—	64,910
P. Lee Poseidon	26,667	26,998	—	—	53,664

____________________

(1)	The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year.
(2)

The values set forth in this column represent the fair market value of the option grants in accordance with FASB ASC Topic 718. The assumptions used to determine these values are described in “Stock-based Compensation Plans”, Note 10 to the consolidated financial statements.

(3)

Total stock options held as of October 27, 2015 by individuals who were non-employee members of the Company’s Board of Directors during fiscal 2014 were as follows:  Mr. Luden—10,000; Mr. Mamanteo—10,000; Mr. Mortimore—65,000; Mr. Newell—10,000; and Mr. Poseidon—0.

(4)	Mr. Johnson resigned from the Company’s Board effective as December 9, 2014.
(5)	Mr. Mamanteo resigned from the Company’s Board effective as of October 7, 2014.

For fiscal 2015 service, each non-employee director received an annual cash retainer of $22,000 and 9,000 shares of the Company’s restricted common stock, which were granted in January 2015 and of which 50% each will vest one and two years from the date of grant. Audit Committee members receive an additional $6,000 per year ($10,000 for the chairman); Compensation Committee and Acquisitions Committee members receive an additional $4,000 per year ($7,000 for the chairman); and non-employee members of the Nominating Committee receive an additional $2,500 per year ($4,000 for the chairman).

The Chairman of the Board (currently Mr. Luden) is compensated for his or her service as such at the rate of (a) one and one-half times that of the other non-employee directors for the cash portion of his or her regular Board service, (b) one and one-

half times that of the other Directors for the equity portion of his or her regular Board service, and (c) one times that of the other Directors for service, including in an ex officio capacity, on any committee of the Board of Directors.

CERTAIN TRANSACTIONS

The Company’s Audit Committee Charter provides that the responsibilities of the Audit Committee include a review and approval of all material related party transactions with directors, executive officers, persons that are beneficial owners of more than 5% of the Company’s common stock. While the Audit Committee Charter does not provide specific procedures as to the review of related party transactions, any such transactions are subject to review and evaluation by the Audit Committee based on the specific facts and circumstances of each transaction. During fiscal 2015, there were no such transactions with any related parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2015 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by or on behalf of reporting persons during fiscal 2015, except that late Forms 4 were filed on behalf of each of Mr. Mortimore and Mr. Poseidon in February 2015 relating to option exercises that took place in December 2014 and January 2015, respectively.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. A complete description of the Committee’s duties is set forth in its charter.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal 2015.

In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2015 for filing with the Securities and Exchange Commission. The Committee has also approved the appointment of the Company’s independent auditors for fiscal 2016.

Audit Committee of the Board of Directors of ARI Network Services, Inc.:

William C. Mortimore (Chairman)

William H. Luden, III

Robert Y. Newell, IV

AUDITOR’S FEES

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2015	2014
Audit fees	$159,884	$124,400
Audit related fees	35,149	12,467
All other fees	—	8,802
Total	$195,033	$145,669

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X. These services may include audit services, audit-related services, tax services and other services. Amounts included in audit related fees relate to additional matters that arose during the course of the audit, and amounts included in all other fees are for services related to the Company’s registration statements on Form S-1 and Form S-3, and a comfort letter in connection with the Company’s May 2015 public offering. The Audit Committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the Audit Committee. Each pre-approval decision pursuant to this delegation is to be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL TWO:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2016. The Board of Directors has recommended that shareholders ratify this appointment. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment. Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2015. A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The board of directors recommends you vote FOR the ratification of the appointment of Wipfli LLP as our independent auditors for the fiscal year ending July 31, 2016, and your proxy will be so voted unless you specify otherwise.

OTHER MATTERS

Other Proposed Action

The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

All proposals of shareholders for nominations of persons for election to the Board of Directors must be received by the Company at its executive offices no earlier than August 8, 2016 and no later than October 7, 2016, and must otherwise be in accordance with the Bylaws of the Company. All other proposals of shareholders intended to be presented at the Company’s fiscal 2016 Annual Meeting must be received by the Company at its executive offices on or before October 7, 2016, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 28, 2016 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of common stock, will be borne by the Company. In addition, directors, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, e-mail, facsimile or personal solicitation.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ONLINE ON THE “INVESTORS” SECTION OF OUR WEBSITEAT WWW.ARINET.COM OR, AT NO COST, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 10850 WEST PARK PLACE, SUITE 1200, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS

William A. Nurthen, Secretary

November 25, 2015

ARI Network Services, Inc.

10850 W PARK PLACE

SUITE 1200

MILWAUKEE, WI 53224-3635

VOTE BY INTERNET - www.proxyvote.com

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delivery of information up until 11:59 P.M. Eastern  Time the day before the

meeting  date.  Have  your proxy   card   in   hand   when   you access the

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the instructions above to vote using the Internet and, when prompted, indicate

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VOTE BY MAIL

Mark,   sign   and   date   your   proxy   card   and   return   it   in   the   postage-paid

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark “For ALL Except” and write the number(s) of the nominee(s) on the line below.

1.Election of directorsFor    Withhold    For All

All           All         Except

Nominees

01)Chad J. Cooper☐☐☐

02)William H. Luden, III☐☐☐

Vote on ProposalsFor     Against     Abstain

2.To ratify the appointment of Wipfli LLP as the Company’s independent☐☐☐

auditors for the fiscal year ending July 31, 2016.

Note:  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2016 Annual Meeting and at any adjournment or postponement thereof. The  shares  represented  by  this  proxy  when  properly  executed  will  be  voted  in  the  manner  directed  herein  by  the  undersigned Shareholder(s).  If no direction is made, this proxy will be voted FOR the election of all nominees listed above and FOR item 2.  If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For   address   changes   and/or   comments, mark here. Please sign your name exactly as it appears hereon.      (see reverse for instructions) When signing   as   attorney,   executor,   administrator,  trustee

or   guardian,   please   add   your   title   as   such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Please indicate if you plan to attend this meeting.   Yes   No

14

________________________________________________________________________________________________

Signature (PLEASE SIGN WITHIN BOX)DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Company’s Annual Report to Shareholders and Proxy Statement are available at www.proxyvote.com.

ARI NETWORK SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

January 5, 2016

The undersigned, a shareholder of ARI Network Services, Inc. (the “Company”) hereby appoints Roy W. Olivier as proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on October 28, 2014, at the 2015 Annual Meeting of Shareholders of the Company to be held on January 5, 2016 at 9:00 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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